Exhibit 99.2
August 20, 2007

To:	The Addressees Listed on Schedule I Hereto

	Re:	Volkswagen Auto Lease Trust 2005-A
Optional Purchase of Transaction SUBI Certificate
Ladies and Gentlemen:
     Pursuant to and in accordance with Section 10.1 of the Indenture (as defined below), the undersigned hereby gives notice that Volkswagen Auto Lease Underwritten Funding, LLC (the “Transferor”), has elected to exercise its option to purchase the Trust SUBI Certificate on September 20, 2007 (the “Redemption Date”) in accordance with Section 9.4 of the Amended and Restated Trust Agreement, dated as of March 3, 2005 (the “Trust Agreement”), between the Transferor and The Bank of New York (Delaware), as Owner Trustee. Therefore, pursuant to Section 10.1 of the Indenture and Section 9.4 of the Trust Agreement, the Notes will be redeemed on the Redemption Date.
     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture dated as of March 3, 2005 (the “Indenture”), between Volkswagen Auto Lease Trust 2005-A, as Issuer, and The Bank of New York (formerly JPMorgan Chase Bank, N.A.), as Indenture Trustee.

VW CREDIT, INC. as Administrator
By:	/s/ M. Luedtke
	Name:	M. Luedtke
	Title:	Treasurer

By:	/s/ L. Tolep
	Name:	L. Tolep
	Title:	Assistant Treasurer

Schedule I
THE BANK OF NEW YORK (DELAWARE)
Individually and as Owner Trustee
Volkswagen Auto Lease Trust 2005-A
101 Barclay Street, Floor 8W
New York, NY 10286
Attention: Asset Backed Securities Unit
THE BANK OF NEW YORK (formerly JPMorgan Chase Bank)
Individually and as Indenture Trustee
101 Barclay Street, Floor 8W
New York, NY 10286
Attention: Asset Backed Securities Unit
VW CREDIT, INC.
As Administrator
3800 Hamlin Road
Auburn Hills, MI 48326
Attention: General Counsel